UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive offices)

(915) 534-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2016, Western Refining, Inc. (“WNR”) and certain of its subsidiaries entered into the incremental supplement (the “Term Loan Supplement”) to the term loan credit agreement (the “Term Loan Credit Agreement”) among WNR, the lender(s) signatory thereto and Bank of America, N.A., as Administrative Agent, and acknowledged by the Guarantors named therein. The Term Loan Supplement established a new tranche of term loans (the “Incremental Term Loans”) under the Term Loan Credit Agreement in an aggregate principal amount of $500,000,000, which Incremental Term Loans benefit from the same covenants, events of default, guarantees and security as the existing term loans under the Term Loan Credit Agreement. The proceeds of the Incremental Term Loans were used to partially fund the acquisition described in Item 2.01 below and to pay fees and expenses incurred in connection with the incurrence of the Incremental Term Loans. The Incremental Term Loans will bear interest at the LIBOR Rate plus 4.50% or the Base Rate plus 3.50%, as determined by WNR. The Incremental Term Loans will amortize at 0.25% per quarter, payable on the last business day of each March, June, September and December, with the remaining principal amount maturing on June 23, 2023; provided that the Incremental Term Loans will mature on December 31, 2020, unless on or before such date WNR’s existing senior unsecured notes due 2021 (the “2021 Notes”) have been redeemed, repaid, defeased or otherwise discharged, or refinanced with indebtedness permitted by the Term Loan Credit Agreement that has a stated maturity date that is at least 91 days after June 23, 2023, (subject to a $50,000,000 de minimis exception and a liquidity-based exception, in each case as more fully set forth in the Term Loan Supplement).

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Term Loan Supplement and the Term Loan Credit Agreement.

Certain of the lender(s), arrangers and agents party to, or associated with, the Term Loan Supplement and their respective affiliates have pre-existing relationships with WNR, including the performance of investment banking, commercial banking and advisory services for WNR, from time to time, for which such lenders have received customary fees and expenses.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 23, 2016, WNR completed its previously announced acquisition of all of the outstanding common units of Northern Tier Energy LP (“NTI”) not already owned by WNR and its subsidiaries, pursuant to the terms of the Agreement and Plan of Merger dated as of December 21, 2015, by and among WNR, Western Acquisition Co, LLC, an indirect wholly-owned subsidiary of WNR (“MergerCo”), NTI and Northern Tier Energy GP LLC (“NTI GP”), an indirect wholly-owned subsidiary of WNR and the general partner of NTI (the “Merger Agreement”). The acquisition was accomplished by the merger of MergerCo with and into NTI (the “Merger”), and upon consummation of the Merger, MergerCo ceased to exist and NTI became a wholly-owned subsidiary of WNR. Immediately prior to the closing of the Merger, WNR and its subsidiaries owned approximately 38.3% of the outstanding common units representing limited partner interests in NTI (each an “NTI Common Unit”).

At the effective time of the Merger (the “Effective Time”), each NTI Common Unit issued and outstanding immediately prior to the Effective Time and not owned by WNR or any of its subsidiaries was converted into the right to receive, at the election of the holder (the “Merger Consideration”), either (i) $15.00 in cash without interest and 0.2986 of a share of WNR common stock (the “Mixed Election”), (ii) $26.06 in cash without interest (the “Cash Election”), or (iii) 0.7036 of a share of WNR common stock (the “Stock Election”) for each NTI Common Unit held. Elections to receive the Cash Election or the Stock Election were subject to proration as provided for in the Merger Agreement to ensure that the total amount of cash paid and the total number of shares of WNR common stock issued in the merger as a whole were equal to the total amount of cash and number of shares of WNR common stock that would have been paid and delivered if all NTI unitholders made an election to receive the Mixed Election. Pursuant to the Merger, WNR issued approximately 17.1 million shares of WNR common stock.

On June 29, 2016, WNR and NTI issued a press release announcing the Merger Consideration proration results, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to WNR’s Current Report on Form 8-K filed on December 22, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in WNR Management, Compensation of New WNR Officers

In connection with the consummation of the Merger, certain changes in senior management of WNR became effective. That information, as well as details regarding the compensation of such new WNR officers, was previously reported by WNR in Item 5.02 of a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016, and is hereby incorporated by reference.

NTI Equity Compensation Plan

Effective June 23, 2016, WNR adopted and assumed the Northern Tier Energy LP 2012 Long-Term Incentive Plan (the “NTI LTIP”). In connection with the adoption of the NTI LTIP, WNR approved a change in the name of the plan to the Amended and Restated Northern Tier Energy LP 2012 Long-Term Incentive Plan (the “A&R NTI LTIP”) and amended the plan to the extent necessary to reflect the impact of the Merger. Such Merger-related amendments included changing all references to NTI Common Units to WNR common stock, substituting WNR for all references to NTI and NTI GP, and converting the number of NTI Common Units that remained available for delivery pursuant to the NTI LTIP immediately prior to the Effective Time to WNR common stock using the Stock Election ratio defined above. Of this amount, WNR reserved 1,087,226 shares of WNR common stock for issuance pursuant to the A&R NTI LTIP, and filed a Registration Statement on Form S-8 to register the applicable shares of WNR common stock reserved for the A&R NTI LTIP. The foregoing summary of the A&R NTI LTIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R NTI LTIP, which is filed as Exhibit 4.3 to WNR’s Registration Statement on Form S-8 filed on June 23, 2016, and incorporated herein by reference.

Conversion of NTI Equity Compensation Awards

In accordance with the terms of the Merger Agreement, outstanding NTI LTIP awards that were held by NTI employees, including Mr. Lamp, and certain members of the NTI GP board of directors who are also officers or directors of WNR at the Effective Time were settled or replaced by new awards under the A&R NTI LTIP, as described below.

Each award of time-based NTI phantom units issued under the NTI LTIP that was held by a non-employee member of the NTI GP board of directors (including Paul L. Foster, Jeff A. Stevens, Scott D. Weaver and Lowry Barfield, who are also officers of WNR) and was outstanding and unvested immediately prior to the Effective Time received full acceleration of vesting at closing of the Merger, and each such director received $15.00 in cash without interest and 0.2986 of a share of WNR common stock for each vested NTI phantom unit award, and any distribution equivalent rights (“DERs”) that were outstanding immediately prior to the Effective Time under such awards were settled in a lump sum cash payment to each applicable director.

Each award of time-based NTI phantom units or NTI restricted units issued under the NTI LTIP that was held by an NTI employee, including Mr. Lamp, and outstanding and unvested immediately prior to the Effective Time were cancelled and replaced by WNR phantom stock awards that will be governed by the A&R NTI LTIP (the “WNR Phantom Stock”). In addition to the A&R NTI LTIP, the WNR Phantom Stock will be governed by the terms and conditions of phantom stock award agreements, a form of which is filed as Exhibit 4.4 to WNR’s

Registration Statement on Form S-8 filed on June 23, 2016, and incorporated herein by reference. The number of WNR Phantom Stock received by each applicable NTI employee, including Mr. Lamp, was calculated using the applicable conversion formula set forth in the Merger Agreement with respect to time-based NTI phantom units and NTI restricted units that were convertible into WNR Phantom Stock awards. Mr. Lamp held 131,309 outstanding and unvested time-based NTI phantom units and 133,334 outstanding and unvested time-based NTI restricted units as of the Effective Time. These time-based NTI awards were cancelled and replaced by 273,191 WNR Phantom Stock awards.

Each award of performance-based NTI phantom units issued under the NTI LTIP that was held by an NTI employee, including Mr. Lamp, and outstanding and unvested immediately prior to the Effective Time was cancelled and replaced by a performance-based WNR cash award (“WNR Cash Award”). In addition to the A&R NTI LTIP, the WNR cash award will be governed by the terms and conditions of an award agreement, a form of which is filed as Exhibit 4.5 to WNR’s Registration Statement on Form S-8 filed on June 23, 2016 and incorporated herein by reference. Each WNR Cash Award received by each applicable NTI employee, including Mr. Lamp, was calculated using the applicable conversion formula set forth in the Merger Agreement with respect to performance-based NTI phantom units that would be replaced by a cash-based WNR award, which includes three components: (a) a cash award relating to the fiscal quarters in the applicable performance period that were completed prior to the Effective Time (“Pre-Merger Component”), which remains subject only to time-based conditions; (b) a cash award equal to the outstanding and unvested DERs that had accrued on the performance-based NTI phantom units prior to the Effective Time (“DER Component”), which remains subject only to time-based conditions; and (c) a cash award relating to the remaining fiscal quarters in the applicable performance period (“Post-Merger Component”), which remains subject to both time- and performance-based conditions.

Mr. Lamp held a target of 159,062 outstanding and unvested performance-based NTI phantom units immediately prior to the Effective Time. These performance-based NTI phantom awards were cancelled and replaced by a WNR Cash Award comprised of the Pre-Merger Component totaling $2,130,660.52, DER Component totaling $561,011.55, and target Post-Merger Component totaling $2,211,705.02.

The foregoing summary of the WNR Phantom Stock and WNR Cash Award agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, which are filed as Exhibits 4.4 and 4.5 to WNR’s Registration Statement on Form S-8 filed on June 23, 2016.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item have been previously reported by WNR in its Registration Statement on Form S-4 (Registration No. 333-209031) filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has been previously reported by WNR in its Registration Statement on Form S-4 (Registration No. 333-209031) filed with the Securities and Exchange Commission.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Date: June 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP dated June 29, 2016.